Settlement Agreement

Date: July 16, 2012

Between

StichtingAdministratiekantoor Carlos Bijl
Sweelincklaan 6
3055 WT Rotterdam
Holland	(Bijl)

And

Mantra Venture Group Ltd.,
#562 800 15355 24th Ave.,
South Surrey, BC Canada V4A 2H9	(Mantra).

Whereas:

A.	Mantra is indebted to Bijl pursuant to the terms of a Convertible Debenture dated October 28, 2008 (the “Debenture”);

B.	Bijl has commenced an action in the Supreme Court of British Columbia, S.C.B.C. Action No. S108389 (the Action) to enforce payment of the Debenture;

C.	The parties have entered into this agreement in full and final settlement of the Debenture.

For Value Received, the undersigned (“Mantra”) promises to pay to or to the order of Bijlat the office of Bijl specified above or as directed, the principal amount of the Debenture, $150,000 together with interest accruing at 10% per annum on the amount of Principal from time to time outstanding. All payments received under this Debenture shall be applied first to the payment of Interest, and second to the payment of Principal.

The terms and conditions of the Debenture which is attached as schedule A to this Agreement and incorporated by reference shall be amended as follows:

1.	Compliance with the terms and conditions of this agreement shall be full accord and satisfaction of the Debenture;

2.	Due date of the Debenture will be extended to 5:00PM Pacific Standard

Settlement Agreement

Time April 11, 2013;

3.

Within five business days from the execution of this Agreement by both parties Mantra will pay to Bijl the sum of $43,890.41 representing net interest accrued up to and including September 30, 2012, less the $15,000 payment received on February 16, 2012;

4.

Commencing October 31, 2012 and on the last day of each and every month thereafter Mantra will pay Bijl monthly interest payments as accrued on the Debenture at 10 percent per annum until April 11, 2013.

5.	Mantra will pay all interest and principal owing on the Debenture on or before April 11, 2013 plus the sum of $10,000 as agreed by the parties.

6.	Default

(1)	The following are acts or events of default:

(a)

the failure to pay or perform any obligations, liabilities or indebtedness owed by Mantra whether under this or under another present or future agreement, note or instrument as and when due (whether due by maturity or by acceleration);

	(b)	the insolvency of Mantra or the appointment of a receiver, manager, trustee, liquidator, for any of the property of the Mantra or an assignment for the benefit of Mantra’s creditors;

	(c)	the institution of a proceeding in bankruptcy against Mantra whether voluntarily or involuntarily;

In the event of a default of the payment in accordance with the terms of the Debenture of any Principal or Interest, Mantra shall pay all costs incurred by the Bijl in enforcing and collecting upon this Agreement, including legal costs on a solicitor and client basis.

7.	Waiver of Presentment, etc.

Mantra hereby waives presentment, demand, notice of dishonour, notice of protest, notice of non-payment and any other notice required by law to be given Mantra in connection with the delivery, acceptance, performance, default or enforcement of this Agreement consents to,

(a)	any delays, extensions, renewals or other modifications of this agreement;

Settlement Agreement

(b)	any waivers of any term of this Notice;

8.	Proper Law

This Agreement is subject to the laws of British Columbia and every Party consents to the non-exclusive jurisdiction of the courts of British Columbia in respect of all proceedings arising under the Debenture.

9.	Upon execution of this Agreement, Bijl agrees not to take any further steps with regard to the Action, provided that all interest and final payments are received on time, within a 10 day grace period.

10.	Interpretation Agreement,

(a)	a word importing the masculine, feminine or neuter gender only includes members of the other genders;

(b)	a word defined in or importing the singular number has the same meaning when used in the plural number, and vice versa;

(c)	the headings to each section are inserted for convenience of reference only and do not form part of the Agreement;

WITNESS WHEREOF the parties make this Agreement effective as of the date first above written

STICHTING ADMINISTRATIEKANTOOR CARLOS BIJL

/s/ Dirk Bijl
Per: Dirk Bijl, Director

MANTRA VENTURE GROUP LTD.

/s/ Larry Kristof
Per: Larry Kristof, Director